UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2007

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (925) 460-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (c) On August 21, 2007, the Board of Directors of The Cooper Companies, Inc. (the “Company”) elected Robert S. Weiss as its chief executive officer, effective November 1, 2007, succeeding A. Thomas Bender. A copy of the press release announcing such election is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Mr. Weiss joined the Company in 1977. He has been the Company’s executive vice president and chief operating officer since January 2005. He has served as executive vice president since October 1995 and chief financial officer from September 1989 to January 2005. In April 2007, he became president of CooperVision, the Company’s contact lens unit. He is also a director and chair of the audit committee of Accuray Incorporated, a company that develops and markets a robotic radiosurgery system.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated August 23, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.
Date: August 23, 2007

	By:	/s/ Rodney E. Folden
Rodney E. Folden
Corporate Controller (Principal Accounting Officer)

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated August 23, 2007.

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